UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2011

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.

(Exact name of registrant as specified in its charter)

Texas	000-53795	26-0805120
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 N. Central Expressway, Suite 300, Richardson, Texas 75080

(Address of principal executive offices)

(972) 437-6792

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry in a Material Definitive Agreement

On May 20, 2011, Reef Oil & Gas Income and Development Fund III, L.P. (the "Partnership") entered into the First Amendment to Credit Agreement ("Amendment") with Texas Capital Bank, N.A. ("TCB") amending the Credit Agreement dated June 30, 2010 between the Partnership and TCB (the "Credit Agreement"). Under the Amendment, the  Partnership's borrowing base has been reduced to $4,100,000.  In addition, effective June 1, 2011, the Partnership's borrowing base will be reduced by $55,000 per month.  Under the Amendment, TCB waived the Partnership's noncompliance with Sections 7.9.2(iii), 7.12.1, 7.12.2 and 7.15.3 of the Credit Agreement for the fiscal periods ended on or before March 31, 2011.  The foregoing description of the Amendment is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits:

10.1                            First Amendment to the Credit Agreement dated May 20, 2011 between Reef Oil & Gas Income and Development Fund III, L.P., as borrower and Texas Capital Bank, N.A., as lender.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 23, 2011

Reef Oil & Gas Income and Development Fund III, L.P.
(Registrant)

By:	Reef Oil & Gas Partners, L.P.
A Nevada Limited Partnership

By:	Reef Oil & Gas Partners, GP, LLC
Its general partner

By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager

EXHIBIT INDEX

Exhibit
Number	Description

10.1	First Amendment to the Credit Agreement dated May 20, 2011 between Reef Oil & Gas Income and Development Fund III, L.P., as borrower and Texas Capital Bank, N.A., as lender.